Exhibit C

NOTICE OF INTENT TO TENDER

Regarding

SHARES

of

AB MULTI-MANAGER ALTERNATIVE FUND

Tendered Pursuant to the Offer to Repurchase Dated February 21, 2020

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF INTENT TO TENDER MUST BE RECEIVED BY 5:00 P.M. EASTERN TIME, ON MARCH 23, 2020, UNLESS THE OFFER IS EXTENDED.

Complete this Notice of Intent to Tender and return or deliver it to your Bernstein advisor.

If you do not have a Bernstein advisor, you may return it to:

1345 Avenue of the Americas, Attn: Private Client, 40th Floor,

New York, New York, 10105; or fax it to (212) 407-5850.

For additional information, call your Bernstein advisor.

You may also direct questions to the main office of Bernstein at (212) 486-5800.

AB Multi-Manager Alternative Fund

Ladies and Gentlemen:

The undersigned hereby tenders to AB Multi-Manager Alternative Fund, a statutory trust formed under the laws of the State of Delaware and registered with the U.S. Securities and Exchange Commission as a closed-end, diversified management investment company (the “Company”) held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Repurchase, dated February 21, 2020 (the “Offer”), receipt of which is hereby acknowledged, and in this Notice of Intent to Tender. THE OFFER AND THIS NOTICE OF INTENT TO TENDER ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE COMPANY OR ITS AGENTS TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Company the Shares tendered pursuant to this Notice of Intent to Tender. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Company will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are repurchased by the Company. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set out in the Offer, the Company may not be required to repurchase the Shares tendered hereby.

Until cash payment has been made, a non-interest bearing, non-transferable promissory note for the repurchase price will be held in an account for the undersigned with AllianceBernstein Investor Services, Inc., the Company’s transfer agent and agent designated for this purpose. A copy may be requested by calling (877) 354-6789 and, upon request, will be mailed to the undersigned to the address of the undersigned as maintained in the books and records of the Company. Subsequently, any cash payment of the repurchase price for the Shares tendered by the undersigned will be made as instructed in Part 3. The undersigned understands that the repurchase price will be based on the unaudited net asset value per Share as of June 30, 2020 or, if the Offer is extended, such later date as described in the Offer to Repurchase.

All authority conferred or agreed to be conferred in this Notice of Intent to Tender will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Repurchase, this tender is irrevocable.

PLEASE FAX OR MAIL THIS NOTICE OF INTENT TO TENDER TO YOUR BERNSTEIN ADVISOR. IF YOU DO NOT HAVE A BERNSTEIN ADVISOR, THIS NOTICE MUST BE RECEIVED IN GOOD ORDER, NO LATER THAN MARCH 23, 2020, BY THE COMPANY’S TRANSFER AGENT, ALLIANCEBERNSTEIN INVESTOR SERVICES, INC., AT THE FOLLOWING ADDRESS: ALLIANCEBERNSTEIN L.P., 1345 AVENUE OF THE AMERICAS, ATTN: PRIVATE CLIENT, 40TH FLOOR, NEW YORK, N.Y. 10105; OR BY FAX TO (212) 407-5850. FOR ADDITIONAL INFORMATION CONTACT YOUR BERNSTEIN ADVISOR OR BERNSTEIN’S MAIN OFFICE AT (212) 486-5800.

PART 1 Name and Address (Please Complete: Joint Owners Should Complete for Each):

Name of Shareholder:

Social Security No: or Taxpayer

Identification No:

MMAF

Account No.:

Telephone Number:

Name of Joint Shareholder:

Social Security No:

or Taxpayer

Identification No:

Telephone Number:

PART 2 Shares Being Tendered:

Such tender is with respect to (specify one):

☐	All of the undersigned’s Shares

☐	The following number of Shares:

☐	A portion of the undersigned’s Shares expressed as the following percentage of current shareholdings: %.

☐	A portion of the undersigned’s Shares expressed as the specific dollar amount below: $ .*

*

Since tenders can only be processed in shares, the dollar amount indicated above will be converted into a share quantity using the last known net asset value of the Fund prior to the tender notice deadline. While the share quantity will not change, the value of the shares will fluctuate up until the June 30, 2020 net asset value is known and the final proceed amount can be determined.

A minimum required balance of $20,000 (or any lower amount equal to a Shareholder’s initial subscription amount), must be maintained after taking into account this tender (the “Minimum Required Balance”). The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s interest in the Company to fall below the Minimum Required Balance, the Company may repurchase the Shareholder’s entire interest in the Company.

PART 3 Payment

If you want to request that 100% of the cash payment of the note be sent to a single destination, please check one option below and provide the relevant information:

Send funds by wire transfer; OR by ACH To (please print):	Issue check payable to:
Name of Bank	Send funds to existing Bernstein account number: (US$ only)
Address of Bank	Invest funds in new Bernstein product:
ABA/Swift/Chips Number
Account Number
Name Under Which Account Is Held

Alternatively, if you want to request that cash payment of the note be divided among two or more destinations, please provide the relevant instructions in this section, specifying amounts and percentages as needed:

PART 4 Signature(s). If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

Signature (Signature should appear exactly as on your Subscription Agreement)	Signature (Signature should appear exactly as on your Subscription Agreement)
Print Name of Shareholder	Print Name of Shareholder
Title (if applicable)	Title (if applicable)

Date:	Date:

3